Exhibit 99.1

Ascential Software Reports Third Quarter Total Revenue of $67.6 Million and
License Revenue of $27.2 Million

WESTBORO, Mass., October 28, 2004 — Ascential Software Corporation (Nasdaq: ASCL), the enterprise data integration leader, today announced results for the third quarter ended September 30, 2004.

On a GAAP basis, third quarter 2004 revenue was $67.6 million, up 47 percent from $45.9 million in the third quarter of 2003, and up 4 percent from the second quarter of 2004. License revenue was $27.2 million in the third quarter of 2004, up 22 percent from $22.4 million of license revenue reported in the third quarter of last year, and up 9 percent from the second quarter of 2004. Net income was $2.3 million, or $0.04 per share, diluted, for the third quarter of 2004, compared with net loss of $1.7 million, or ($0.03) per share, diluted, in the third quarter of 2003, and net income of $1.2 million, or $0.02 per share, diluted, in the second quarter of 2004.

On a pro forma basis, as described below, net income was $4.4 million, or $0.07 per share, diluted, in the third quarter of 2004, compared with pro forma net income of $3.7 million, or $0.06 per share, diluted, in the third quarter of 2003, and up from $2.7 million, or $0.05 per share, diluted, in the second quarter of 2004.

These results reflect a $0.01 per share increase in both GAAP and pro forma earnings per share from the preliminary results announced October 21, 2004. This increase is due to a reduction in the 2004 estimated annual tax rate to 24 percent from 30 percent, resulting in a 12 percent effective tax rate for the third quarter.

“We are very pleased with the performance of our business in the third quarter,” commented Peter Gyenes, Ascential Software chairman and chief executive officer. “The increased investments we have made in our sales and services, marketing and R&D resources are paying off, enabling us to convert market opportunities into sequential revenue and profit growth, and allowing us to continue gaining market share.

Our growth is being driven by the continued adoption of our distinctive platform approach by our customers and by the support of our key channel partners, who continue to invest in their relationships with Ascential as their data integration partner of choice. We are also excited about the enthusiastic reception and endorsement we received from the many hundreds of customers and partners who attended Ascential World 2004 earlier this week.”

At September 30, 2004, the company had $471.5 million in cash, cash equivalents and short-term investments. The company was cash flow positive during the quarter despite cash outflow of $1.3 million related to the 2001 sale of the legacy database business and $2.7 million associated with the restructuring actions upon acquisition of Mercator Software, Inc. on September 12, 2003.

Highlights:

•	Signed 63 new customers and expanded our presence with 143 existing customers, including: ABN Amro, Acxiom, Alliance Santé, AXA Financial, Bank of China, Blue Cross Blue Shield of Montana, BNP Paribas, Booz Allen Hamilton, Canadian Tire, China Telecom, Churchill Downs, Countrywide Financial, DHL, GM Daewoo Motor Sales Co. Ltd., Hubbell, Hyundai Capital, Korea Telecom, Lloyds TSB Registrars, Mandalay Resort Group, National Bank of Canada, Pfizer, Royal Bank of Canada, Solucient LLC, the State of New Jersey, the Supreme Court of Korea, Target, Telecom Italia, U.S. Department of Agriculture, U.S. Foodservice, U.S. Treasury, Visteon, Wachovia, Wellington Management and Yellow Pages Group.

•	Strengthened and expanded our strategic alliance with IBM, as highlighted by milestones including the following:

•	Continued to increase our business with IBM, with project deployments at Alliance Santé, the Australian Tax Office, Canadian Tire, the State of New Jersey, Wachovia and the Work Cover Authority of New South Wales.

•	Became the only data integration software company to achieve the highest level (level 6) of IBM Grid Validation.

•	Extended our Strategic Alliance and Premier Business Partnership into IBM’s Retail Industry Partner Network, to further grow and accelerate retail industry opportunities, extending our IBM industry partner networks to a total of five targeted industries: Banking, Financial Markets, Healthcare and Life Sciences, Insurance, and now Retail.

•	Continued to leverage our PeopleSoft OEM relationship, experiencing strong adoption of Ascential Software’s enterprise data integration solutions within the PeopleSoft® Enterprise Performance Management (EPM) customer base. Hundreds of customers so far, including Booz Allen Hamilton, Countrywide Financial and Target, are implementing or converting to Ascential Software’s solutions as part of the Ascential Software and PeopleSoft OEM agreement announced in January 2004. This substantial customer uptake illustrates the strength of the Ascential Software-PeopleSoft partnership, and the value Ascential Software solutions bring to PeopleSoft EPM customers.

•	Entered into a worldwide reseller agreement with Sybase, Inc., a leading provider of enterprise infrastructure and wireless software. Sybase will resell Ascential DataStage™, Ascential RTI™, and Ascential Packaged Application Connectivity Kits (PACKs) for multiple enterprise applications, databases, and operating systems. More than 40,000 corporate customers in 60 countries, including 95 of the Fortune 100, use Sybase technology.

•	Entered into a worldwide reseller agreement with Teradata, a division of NCR. Under this agreement Teradata will resell the full range of Ascential Software enterprise data integration products and services, and become a significant new channel partner for Ascential Software. Joint customers include Boeing, DHL, Hyundai Marine & Fire Insurance and Verizon.

•	Selected by CRM Magazine for a 2004 CRM Market Leader award in the category of Data Quality. The award is part of CRM Magazine’s prestigious 2004 CRM Leader Awards, a program that recognizes superior performance in three areas: ROI excellence in customer companies, individual achievement, and vendor leadership.

•	Ranked by Fuji Chimera Research Institute (FCRI), a leading market research firm in Japan, as the number one in the Japanese market for Extract, Transform and Load (ETL) software, a core element of enterprise data integration. Ascential Japan has grown nearly 700 percent over the last two years, and leads the region with 29.5 percent market share and approximately 250 customers.

Outlook and Guidance

The company is currently anticipating fourth quarter revenue between $69 million and $72 million, an increase of 7% - 12% from the same period last year. Costs and expenses in the fourth quarter are expected to be slightly higher than in the third quarter, due primarily to variable costs associated with expected increases in revenue, the Ascential World customer conference and additional expenses related to activities in connection with the Sarbanes-Oxley Section 404 process. Included in fourth quarter total costs and expenses are amortization of purchased intangibles, stock-based compensation, and legacy expenses related to divested business operations, together estimated not to exceed $2.5 million. Interest income, based on recent interest rates and expected cash balances, is expected to be approximately $2.0 million in the fourth quarter. The tax rate for the full year 2004 is expected to be 24%, barring unforeseen circumstances.

For 2005, the company currently anticipates revenue in the range of $285 million to $295 million, compared to an estimated range of $263 million to $266 million for full year 2004. Total costs and expenses are expected to range between $68 million and $71 million per quarter. Included in those costs and expenses are amortization of purchased intangibles, stock-based compensation and legacy expenses associated with divested business operations, together estimated at $2.0 million in the first quarter, declining to approximately $1.0 million by the fourth quarter. Interest income, based on recent interest rates and cash balances, is expected to be approximately $2.0 million per quarter. The estimated effective tax rate for the full year 2005 is expected to be 30%. The company’s investment in resource expansion of sales and services, marketing and R&D that took place in 2004 is expected to restrain year-over-year EPS comparisons in the early part of 2005. The company currently expects to begin realizing improved operating leverage from these investments around midyear 2005, thereby leading to more positive earnings comparisons as the year progresses.

“Data integration is increasingly being recognized for its strategic business impact and is growing in importance across a broad range of enterprise IT initiatives,” said Pete Fiore, president of Ascential Software. “We believe that over time the growing sophistication of customers will cause them to become more selective and narrow the list of vendors under consideration for their enterprise data integration projects. Our increased investments in product development continue to extend the capabilities and differentiation of our offerings while our investments in our field operation provide increased market coverage. As a result, we expect to benefit by winning a larger share of a growing market.”

The company believes that the pro forma results described in this release are useful for an understanding of its ongoing operations because GAAP results include expenses unrelated to the company’s ongoing data integration business, as well as the non-cash charges associated with the amortization of purchased intangibles and stock-based compensation. Management of the company uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and to evaluate the company’s financial strength, develop budgets, manage expenditures, and develop a financial outlook. Pro forma results are supplemental and are not intended as a substitute for GAAP results. Relative to GAAP, pro forma results described in this release exclude the following items, net of associated taxes: amortization of purchased intangibles, such as developed technology and customer lists; in process research and development; amortization of stock-based compensation; non-recurring acquisition-related transition expenses, net of any associated credits; a litigation settlement; and revenue, expenses and other items related to divested business operations.

Conference Call

Management will host a conference call at 5:00 PM (EST) today to discuss the company’s operating performance and results. The conference call will be broadcast live through a link on the Investor Relations page on the Ascential Software web site at www.ascential.com/investors. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot attend the live broadcast, a replay will be available on the web site at www.ascential.com/investors or by calling (866) 458-4761 beginning about two hours after the call ends.

About Ascential Software

Ascential Software Corporation (Nasdaq: ASCL) is the leader in enterprise data integration. Customers and partners worldwide use the Ascential Enterprise Integration Suite™ to confidently transform data into accurate, reliable and complete business information to improve operational performance and decision-making across every critical business dimension. Our comprehensive end-to-end solutions provide on demand data integration complemented by our professional services, industry expertise, and methodologies.

Ascential Software is headquartered in Westboro, Mass., and has more than 3,000 customers and partners globally across such industries as financial services and banking, insurance, healthcare, retail, manufacturing, consumer packaged goods, telecommunications and government. For more information call 1-800-966-9875 (508-366-3888 if calling from outside the US or Canada) or visit the Ascential Software website at http://www.ascential.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the functionality, characteristics, quality and performance capabilities of Ascential Software’s products and technology; results achievable and benefits attainable through deployment of Ascential Software’s products and provision of services; impact of investments in sales, services, marketing and R&D; increased market share; adoption of the company’s approach by customers; contribution of channel partners; the company’s relationships with IBM, PeopleSoft, Sybase, and Teradata; projected or estimated revenue, costs and expenses, interest income, and tax rates; year-over-year earnings per share; improved operating leverage and the timing and effects thereof; impact and importance of data integration; impact of investments in product development and field operations; increased market share; and market growth. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the closing of the company’s books and customary quarter end accounting procedures; the ability of Ascential Software to expand its market share; growth rates for the enterprise data integration software market; general business conditions in the software industry, the technology sector, and in the domestic and international economies; rapid technological change in the markets served by Ascential Software; dependence on international operations; global and geopolitical instability; and difficulties that Ascential Software may experience integrating technologies, operations and personnel of completed or future acquisitions. For a detailed discussion of these and other cautionary statements, please refer to the filings made by Ascential Software with the Securities and Exchange Commission, including, without limitation, the most recent Quarterly Report on Form 10-Q. Ascential Software disclaims any intent or obligation to update any forward-looking statements made herein to reflect any change in Ascential Software’s expectations with regard thereto or any change in events, conditions, or circumstances on which such statements are based. Ascential Software is not responsible for statements attributed to third parties within this release or in any materials referenced herein.

© 2004 Ascential Software Corporation. All rights reserved. Ascential, Ascential DataStage, Ascential RTI, and Ascential Enterprise Integration Suite are trademarks of Ascential Software Corporation or its affiliates and may be registered in the United States or other jurisdictions. Other marks are the property of the owners of those marks.

For more information, contact:

Chas Kielt Ascential Software Corporation (508) 599-7256 chas.kielt@ascential.com	David Roy Ascential Software Corporation (508) 599-7290 david.roy@ascential.com

Kristina LeBlanc Porter Novelli (617) 897-8200 kristina.leblanc@porternovelli.com	Gordon McCoun/Julie Prozeller Financial Dynamics (212) 850-5600 gmccoun@fd-us.com jprozeller@fd-us.com

ASCENTIAL SOFTWARE CORPORATION
PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended			Three Months Ended
	September 30, 2004			September 30, 2003
			Pro Forma			Pro Forma
	GAAP	Adjustments(1)	Adjusted	GAAP	Adjustments(1)	Adjusted
NET REVENUE
Licenses	$27,159	$—	$27,159	$22,353	$—	$22,353
Services	40,434	—	40,434	23,536	—	23,536

	67,593	—	67,593	45,889	—	45,889

COSTS AND EXPENSES
Cost of licenses	4,745	(1,463)	3,282	3,874	(1,210)	2,664
Cost of services	17,616	(505)	17,111	10,331	(213)	10,118
Sales and marketing	27,765	(57)	27,708	19,531	(829)	18,702
Research and development	9,805	(54)	9,751	6,834	(349)	6,485
General and administrative	7,195	(137)	7,058	6,472	(539)	5,933
Merger, realignment and other charges	151	(151)	—	1,654	(1,654)	—
In-process research and development	—	—	—	2,000	(2,000)	—

	67,277	(2,367)	64,910	50,696	(6,794)	43,902

Operating income (loss)	316	2,367	2,683	(4,807)	6,794	1,987

OTHER INCOME
Interest income, net	2,152	—	2,152	2,661	—	2,661
Other income, net	182	—	182	576	—	576

INCOME (LOSS) BEFORE INCOME TAXES	2,650	2,367	5,017	(1,570)	6,794	5,224
Income tax expense	327	292	619	129	1,439	1,568

NET INCOME (LOSS)	$2,323	$2,075	$4,398	$(1,699)	$5,355	$3,656

NET INCOME (LOSS) PER SHARE
Basic	$0.04		$0.08	$(0.03)		$0.06

Diluted	$0.04		$0.07	$(0.03)		$0.06

SHARES USED IN PER SHARE CALCULATIONS
Basic	58,632		58,632	58,195		58,195

Diluted	59,207		59,207	58,195		59,946

(1)	The following table summarizes the adjustments for the respective periods presented:

	Three Months Ended	Three Months Ended
	September 30, 2004	September 30, 2003
Net income, GAAP	$2,323	$(1,699)
Mercator transition activity	30	1,369
In-process research and development	—	2,000
Database transaction and transition costs / (benefit)	(32)	816
Amortization of acquired intangibles	2,155	1,555
Stock based compensation charges	214	—
Merger, realignment and other charges, excluding database	—	1,054
Income tax benefit	(292)	(1,439)

Pro forma adjusted net income	$4,398	$3,656

ASCENTIAL SOFTWARE CORPORATION
PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Nine Months Ended			Nine Months Ended
	September 30, 2004			September 30, 2003
			Pro Forma			Pro Forma
	GAAP	Adjustments(1)	Adjusted	GAAP	Adjustments(1)	Adjusted
NET REVENUE
Licenses	$76,747	$—	$76,747	$62,539	$—	$62,539
Services	116,969	—	116,969	58,575	(176)	58,399

	193,716	—	193,716	121,114	(176)	120,938

COSTS AND EXPENSES
Cost of licenses	12,719	(4,388)	8,331	10,828	(3,436)	7,392
Cost of services	50,023	(1,627)	48,396	26,406	(710)	25,696
Sales and marketing	80,504	(251)	80,253	53,075	(829)	52,246
Research and development	29,347	(176)	29,171	17,714	(349)	17,365
General and administrative	19,038	(522)	18,516	19,843	(3,447)	16,396
Merger, realignment and other charges	1,007	(1,007)	—	2,086	(2,086)	—
In-process research and development	—	—	—	2,000	(2,000)	—

	192,638	(7,971)	184,667	131,952	(12,857)	119,095

Operating income (loss)	1,078	7,971	9,049	(10,838)	12,681	1,843

OTHER INCOME
Interest income, net	6,119	—	6,119	8,846	—	8,846
Other income, net	602	—	602	652	—	652

INCOME (LOSS) BEFORE INCOME TAXES	7,799	7,971	15,770	(1,340)	12,681	11,341
Income tax expense	1,872	1,973	3,845	198	3,206	3,404

NET INCOME (LOSS)	$5,927	$5,998	$11,925	$(1,538)	$9,475	$7,937

NET INCOME (LOSS) PER SHARE
Basic	$0.10		$0.20	$(0.03)		$0.14

Diluted	$0.10		$0.20	$(0.03)		$0.13

SHARES USED IN PER SHARE CALCULATIONS
Basic	59,359		59,359	58,028		58,028

Diluted	61,007		61,007	58,028		59,271

(1)	The following table summarizes the adjustments for the respective periods presented:

	Nine Months Ended	Nine Months Ended
	September 30, 2004	September 30, 2003
Net income, GAAP	$5,927	$(1,538)
Mercator transition activity	598	1,369
In-process research and development	—	2,000
Database transaction and transition costs / (benefit)	(72)	2,911
Amortization of acquired intangibles	6,655	4,173
Stock based compensation charges	646	—
Litigation settlement costs	—	1,125
Content management activity, net	—	49
Merger, realignment and other charges, excluding database	—	1,054
Income tax benefit	(1,973)	(3,206)

Pro forma adjusted net income	$11,925	$7,937

ASCENTIAL SOFTWARE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2004	December 31, 2003
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$100,952	$202,568
Short-term investments	370,573	313,681
Accounts receivable, net	47,335	42,034
Other current assets	18,353	23,311

Total current assets	537,213	581,594

Property and equipment, net	10,041	11,186
Software development costs, net	15,599	14,794
Long-term investments	2,740	2,301
Goodwill and intangible assets, net	343,999	344,190
Deferred income taxes	—	1,392
Other assets	10,667	10,622

Total Assets	$920,259	$966,079

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$10,293	$16,878
Accrued expenses	18,387	14,433
Accrued employee compensation	15,297	24,207
Income taxes payable	55,240	62,327
Accrued merger, realignment and other charges	35,558	46,705
Deferred income taxes	531	594
Deferred revenue	43,252	41,106
Other current liabilities	1,825	1,206

Total current liabilities	180,383	207,456

Other long term liabilities	1,725	937

Total Liabilities	182,108	208,393

Total Stockholders’ Equity	738,151	757,686

Total Liabilities and Stockholders’ Equity	$920,259	$966,079